EMPLOYMENT AGREEMENT

                  THIS AGREEMENT is dated as of May 8, 2013 (the “Effective Date”), by and between Patriot Berry Farms, Inc., a Nevada corporation, (the "Company"), and Alex Houstoun-Boswall (the "Officer") (the Officer and Company each a “Party” and collectively the “Parties”).

                  WHEREAS, the Company desires to employ the Officer, and the Officer desires to be employed by the Company, upon the terms and conditions set forth herein.

                  NOW, THEREFORE, upon the terms and conditions set forth in this Agreement, and in consideration of the premises and the mutual covenants set forth below, the Parties hereby agree as follows:

         1. Appointment. The Company hereby appoints the Officer to act as the Company’s President  and the Officer hereby accepts such appointment, on the terms and conditions set forth below.

         2. Term. The Officer's appointment by the Company hereunder shall be three (3)  years beginning on the Effective Date and shall automatically renew for consecutive one (1) year periods until terminated pursuant to Section 6 hereof (the “Term”).

         3. Position and Duties. During the Term, the Officer shall serve as the President  of the Company, with such duties, authority and responsibilities as are normally associated with and appropriate for such position, all as limited by the Company’s Articles of Incorporation and Bylaws. The Officer shall devote sufficient working time, efforts, attention and energies to fully perform his duties as President of the Company.  Nothing contained herein shall limit the Officer’s ability to participate in other business activities, provided (a) such other business activities are not competitive with any business activity of the Company; and (b) the Officer’s participation in such other business activities does not interfere with the Officer’s performance of his duties hereunder.

        4. Compensation and Related Matters.

(a)

Continuing throughout the Term, the Company shall pay the Officer a base salary of One Hundred Twenty Thousand Dollars (US $120,000) per year (the “Salary”), payable in increments consistent with the Company’s payroll practices.

(b)

Business and Travel Expenses. The Company shall pay in advance, or promptly reimburse the Officer for all business and travel expenses (the “Expenses”) consistent with the Officer's titles and the practices of the Company, provided the Officer properly accounts for such Expenses in accordance with the regular practices of the Company.  Expenses shall include, but are not limited to business class airfare, hotel and meal expenses, cellular phone costs, and other expenses incurred by the Officer in the performance of his duties.

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         6. Termination.

(a)

Voluntary Termination by the Officer. The Officer may voluntarily terminate this Agreement during the Term by providing the Company with a minimum thirty (30) day’s advance written notice.  Upon receipt of such written notice, the Company may in its sole discretion relieve the Officer of his duties, but shall continue to pay the Salary for the remaining portion of the notice period.

(b)

Voluntary Termination by the Company. The Company may voluntarily terminate this Agreement during the Term by providing the Officer with a minimum thirty (30) day’s advance written notice.  Upon such written notice: (a) the Parties shall meet in good faith to discuss the Officer’s duties during the notice period; (b) the Officer shall continue to use his best efforts to continue to perform his duties to the Company during the remaining portion of the notice period; and (c) the Company shall continue to pay the Salary for the remaining portion of the notice period.

(c)

Death or Disability. This Agreement shall automatically terminate upon the Officer’s death, or upon any disability preventing the Officer from discharging his responsibilities and duties hereunder.  In the event that this Agreement is terminated under this paragraph 6(c), the Company shall pay to the Officer’s estate any unpaid Salary through the date of termination of this Agreement.

(d)

Cause. The Company shall have the right to immediately terminate this Agreement for "Cause." Upon termination for Cause, the Salary shall be paid only through the Date of Termination.  For purposes of this Agreement, the Company shall have "Cause" to terminate the Officer's Appointment only upon the Officer's:

                  (i) conviction of a felony or willful gross misconduct that, in either case, results in material and demonstrable damage to the business or reputation of the Company; or

                  (ii) willful and continued failure to perform his duties hereunder within ten          business days after the Company delivers to Officer a written demand for          performance that specifically identifies the actions to be performed.

For purposes of this Section 6(c), no act or failure to act by the Officer shall be considered "willful" if such act is done by the Officer in the good faith belief that such act is or was to be beneficial to the Company or one or more of its businesses, or such failure to act is due to the Officer's good faith belief that such action would be materially harmful to the Company or one of its businesses. Cause shall not exist unless and until a simple majority of the Company’s Board of Directors (excluding the Officer for the purposes of determining majority), has provided notice and an opportunity for the Officer to be heard before the Board of Directors of the Company and a finding that in the good faith opinion of the majority of the Board of Directors that "Cause" exists, and specifying the particulars thereof in detail.

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         (e) End of Term.  Either Party may terminate this Agreement by giving the other Party a minimum thirty (30) days written notice of such Party’s intent to not renew this Agreement prior to the expiration of the Term.

         7. Confidential Information; Non-Competition.

         (a) Confidential Information. Except as may be required or appropriate in connection with his carrying out his duties under this Agreement, the Officer shall not, without the prior written consent of the Company or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against the Company (in which case the Officer shall cooperate with the Company in obtaining a protective order at the Company's expense against disclosure by a court of competent jurisdiction), communicate, to anyone (other than the Company and those designated by the Company or on behalf of the Company in the furtherance of its business or to perform his duties hereunder,) any trade secrets, confidential information, knowledge or data relating to the Company and its businesses and investments, obtained by the Officer during the Officer's Appointment by the Company and that is not generally available public knowledge (other than by acts by the Officer in violation of this Agreement).

         (b) Noncompetition. During the Term and until the 12-month anniversary of the Officer's Date of Termination if the Officer's Appointment is terminated by the Company for Cause or the Officer terminates Appointment without Good Reason, the Officer shall not engage in or become associated with any Competitive Activity. For purposes of this Section 7(b), a "Competitive Activity" shall mean any business or other endeavor that engages in any country in which the Company has significant business operations as of the Date of Termination to a significant degree in a business that directly competes with all or any substantial part of the Company's business, provided, that, a Competitive Activity shall not include (i) the writing of any book or article relating to subjects other than Competitive Activity (ii) a farming business in general so long as such business does not compete directly with the Company.  The Officer shall be considered to have become "associated with a Competitive Activity" if he becomes involved as an owner, employee, officer, director, independent contractor, agent, partner, advisor, or in any other capacity calling for the rendition of the Officer's personal services, with any individual, partnership, corporation or other organization that is engaged in a Competitive Activity and his involvement relates to a significant extent to the Competitive Activity of such entity; provided, however, that the Officer shall not be prohibited from (x) owning less than one percent (1%) of any publicly traded or private corporation, whether or not such corporation is in competition with the Company, (y) owning any percentage of any publicly traded or private corporation the primary business of which is not a Competitive Activity, or (z) serving as a director of a corporation or other entity the primary business of which is not a Competitive Activity. If, at any time, the provisions of this Section 7(b)

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shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 7(b) shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Officer agrees that this Section 7(b) as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

         (c) Injunctive Relief. In the event of a breach or threatened breach of this Section 7, the Officer agrees that the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Officer acknowledging that damages would be inadequate and insufficient.

         8. Indemnification.

         (a) General. The Company agrees that if the Officer is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that the Officer is or was a trustee, director, officer, agent or  employee  of the Company, or any of their affiliates or is or was serving at the request of the Company, or any of its affiliates as a trustee, director, officer, member, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, whether or not the basis of such Proceeding is alleged action in an official capacity, the Officer shall be indemnified and held harmless by the Company to the fullest extent authorized by law, as the same exists or may hereafter be amended, against all Expenses incurred or suffered by the Officer in connection therewith, and such indemnification shall continue as to the Officer even if the Officer has ceased to be an Officer, director, trustee or agent, or is no longer employed by the Company and shall inure to the benefit of his heirs, executors and administrators.

         (b) Expenses. As used in this Agreement, the term "Expenses" shall include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements, and costs, attorneys' fees, accountants' fees, and disbursements and costs of attachment or similar bonds, investigations, and any expenses of establishing a right to indemnification under this Agreement.

         (c) Enforcement. If a claim or request under this Section 8 is not paid by the Company or on its behalf, within thirty (30) days after a written claim or request has been received by the Company, the Officer may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or request and if successful in whole or in part, the Officer shall be entitled to be paid also the Expenses of prosecuting such suit. All obligations for indemnification hereunder shall be subject to, and paid in accordance with, applicable law.

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(d) Partial Indemnification. If the Officer is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Officer for the portion of such Expenses to which the Officer is entitled.

(e) Advances of Expenses. Expenses incurred by the Officer in connection with any Proceeding shall be paid by the Company in advance upon request of the Officer that the Company pay such Expenses, but only in the event that the Officer shall have delivered in writing to the Company (i) an undertaking to reimburse the Company for Expenses with respect to which the Officer is not entitled to indemnification and (ii) a statement of his good faith belief that the standard of conduct necessary for indemnification by the Company has been met.

(f) Notice of Claim. The Officer shall give to the Company notice of any claim made against him for which indemnification will or could be sought under this Agreement. In addition, the Officer shall give the Company such information and cooperation as the Company may reasonably require in  relation to such indemnification.

         (g) Defense of Claim. With respect to any Proceeding as to which the Officer notifies the Company of the commencement thereof:

                  (i) The Company will be entitled to participate therein at its own expense;

                  (ii) Except as otherwise provided below, to the extent that it may wish, the Company will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Officer, which in the Company's sole discretion may be regular counsel to the Company and may be counsel to other officers and directors of the Company or any subsidiary. The Officer also shall have the right to employ his own  counsel in such action, suit or proceeding if he reasonably concludes that failure to do so would involve a conflict of interest between the Company and the Officer, and under such circumstances the fees and expenses of such counsel shall be at the expense of the Company.

                  (iii) The Company shall not be liable to indemnify the Officer under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty that would not be paid directly or indirectly by the Company without the Officer's written consent. Neither the Company nor the Officer will unreasonably withhold or delay their consent to any proposed settlement.

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         (h) Non-exclusivity. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 8 shall not be exclusive of any other right which the Officer may have or hereafter may acquire under any statute or certificate of incorporation or by-laws of the Company or any subsidiary, agreement, vote of shareholders or disinterested directors or trustees or otherwise.

         9. Legal Fees and Expenses. If any contest or dispute shall arise between the Company and the Officer regarding any provision of this Agreement, the Company shall reimburse the Officer for all legal fees and expenses reasonably incurred by the Officer in connection with such contest or dispute, but only if the Officer prevails to a substantial extent with respect to the Officer's claims brought and pursued in connection with such contest or dispute. Such reimbursement shall be made as soon as practicable following the resolution of such contest or dispute (whether or not appealed) to the extent the Company receives reasonable written evidence of such fees and expenses.

         10. Successors; Binding Agreement.

         (a) Company's Successors. No rights or obligations of the Company under this Agreement may be assigned or transferred, except that the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall include any successor to its business and/or assets (by merger, purchase or otherwise) which executes and delivers the agreement provided for in this Section 10 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         (b) Officer's Successors. No rights or obligations of the Officer under this Agreement may be assigned or transferred by the Officer other than his rights to payments or benefits hereunder, which may be transferred only by will or the laws of descent and distribution. Upon the Officer's death, this Agreement and all rights of the Officer hereunder shall inure to the benefit of and be enforceable by the Officer's beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to the Officer's interests under  this Agreement. If the Officer should die following his date of termination while any amounts would still be payable to him hereunder if he had continued to live, all such amounts unless otherwise provided herein shall be paid in accordance with the terms of this Agreement to such person or persons so appointed in writing by the Officer, or otherwise to his legal representatives or estate.

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         11. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Officer:

         At his residence address most recently filed with the Company.

         If to the Company:

Patriot Berry Farms, Inc.

One World Trade Center,

121 SW Salmon Street,

Suite 1100

Portland, OR 97204

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         12. Miscellaneous. No provisions of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing signed by the Officer and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The respective rights and obligations of the parties hereunder of this Agreement shall survive the Officer's termination of Appointment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Nevada without regard to its conflicts of law principles.

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         13. Validity/Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         15. Entire Agreement. This Agreement  sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any Officer, employee or representative of any party hereto in respect of such subject matter.  Any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.

         16. Section Headings. The section headings in this Appointment Agreement are for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

Officer:	COMPANY:
Patriot Berry Farms, Inc..

/s/ Alex Houstoun-Boswall	/s/ Alex Houstoun-Boswall
By: Alex Houstoun-Boswall	By: Alex Houstoun-Boswall
President, Patriot Berry Farms, Inc.

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Signature Page